As filed with the Securities and Exchange Commission on July 12, 2017

Registration No. 333-195110

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REPSOL OIL & GAS CANADA INC.
(Exact name of registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Suite 2000, 888 - 3rd Street S.W.

Calgary, Alberta

Canada T2P 5C5

(403) 237-1234
(Address and telephone number of Registrant’s principal executive offices)

REPSOL OIL & GAS USA, LLC

2455 Technology Forest Boulevard

The Woodlands, TX 77381

(832) 442-1000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
David Charlton Repsol Oil & Gas Canada Inc. Suite 2000, 888 - 3rd Street S.W. Calgary, Alberta T2P 5C5 (403) 237-1234	Kevin E. Johnson Norton Rose Fulbright Canada LLP Suite 3700, 400 Third Avenue S.W. Calgary, Alberta T2P 4H2 (403) 267-8222	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.    ☒   upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.    ☐    at some future date (check the appropriate box below):

1.              ☐    pursuant to Rule 467(b) on (     ) at (     ) (designate a time not sooner than 7 calendar days after filing).

2.              ☐    pursuant to Rule 467(b) on (     ) at (    ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.              ☐    pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.              ☐    after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (Registration No. 333-195110) (as amended, the “Registration Statement”), for the sale of securities including common shares, preferred shares, debt securities, subscription receipts, warrants and units (collectively the “Securities”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 12th day of July, 2017.

REPSOL OIL & GAS CANADA INC.

By:	/s/ David Charlton
David Charlton
Vice-President, Finance, Treasurer and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Luis Cabra Dueñas, David Charlton, Dustin Gemmill and Peter Dorey, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on July 12, 2017.

Name	Title

/s/ Luis Cabra Dueñas	Vice-Chairman and Chief Executive Officer and Director
Luis Cabra Dueñas	(Principal Executive Officer)

/s/ David Charlton	Vice-President, Finance, Treasurer and Chief Financial Officer
David Charlton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Albrecht W.A. Bellstedt	Director
Albrecht W.A. Bellstedt

/s/ Javier Sanz Cedrón	Director
Javier Sanz Cedrón

/s/ Thomas W. Ebbern	Director
Thomas W. Ebbern

/s/ Josu Jon Imaz San Miguel	Chairman and Director
Josu Jon Imaz San Miguel

/s/ Miguel Klingenberg Calvo	Director
Miguel Klingenberg Calvo

/s/ Michael T. Waites	Director
Michael T. Waites

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on July 12, 2017.

REPSOL OIL & GAS USA, LLC

By:	/s/ Dustin Gemmill
	Name:	Dustin Gemmill
	Title:	Assistant Secretary